Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

January 19, 2024

Standard BioTools Inc.
2 Tower Place, Suite 2000
South San Francisco, CA 94080

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to Standard BioTools Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of (a) the issuance of shares of common stock, $0.001 par value per share (“Common Stock”), of the Company upon the exercise of warrants to purchase shares of common stock, $0.0001 par value per share (“SomaLogic Common Stock”), of SomaLogic, Inc. (“SomaLogic”), originally issued by SomaLogic, and (b) the resale of Common Stock held by certain securityholders of the Company, as follows:

(i)	the issuance of up to 5,564,799 shares of Common Stock that are issuable upon exercise of certain currently outstanding warrants to purchase SomaLogic Common Stock (the “Private Placement Warrants”), all of which are authorized but heretofore unissued shares (the “Private Placement Warrant Shares”);

(ii)	the issuance of up to 6,127,190 shares of Common Stock that are issuable upon exercise of certain currently outstanding warrants to purchase SomaLogic Common Stock (the “Previously Public Warrants,” and together with the Private Placement Warrants, the “Warrants”), all of which are authorized but heretofore unissued shares (the “Previously Public Warrant Shares,” and together with the Private Placement Warrant Shares, the “Warrant Shares”); and

(iii)	the resale of up to 26,736,975 shares of Common Stock, including up to 5,009,801 Private Placement Warrant Shares (collectively, the “Selling Stockholder Shares”).

The Warrants were issued by SomaLogic pursuant to a Warrant Agreement, dated as of February 22, 2021, between SomaLogic and Continental Stock Transfer & Trust Company, as warrant agent.

This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Eighth Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

Boston        Los Angeles        MIAMI        New York        San Diego        San Francisco        toronto        Washington

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

MINTZ

January 19, 2024

With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares and/or antidilution adjustments to outstanding securities of the Company may cause the number of shares issuable upon exercise of the Warrants for more shares of Common Stock than the number that then remain authorized but unissued.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein.

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

On the basis of the foregoing and the assumptions set forth below, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.            The Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

2.            The Selling Stockholder Shares, other than the Private Placement Warrant Shares, are validly issued, fully paid and nonassessable. Any Private Placement Warrant Shares included in the Selling Stockholder Shares, when issued and paid for in accordance with the terms of the Private Placement Warrants, will be validly issued, fully paid and nonassessable.

We have assumed that at or prior to the time of the delivery of any of the Warrant Shares, the Registration Statement will have been declared effective under the Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

MINTZ

January 19, 2024

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.